Exhibit 99.1

RE:	MHI Hospitality Corporation 410 W. Francis Street Williamsburg, Virginia 23185 (757) 229-5648 TRADED: NASDAQ: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser Chief Financial Officer (301) 220-5400	Vicki Baker General Information (703) 796-1798

FOR IMMEDIATE RELEASE

TUESDAY, OCTOBER 27, 2009

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR THIRD QUARTER 2009

Reports Gains in Overall and Same-Store Portfolio Operating Margins

Williamsburg, VA – October 27, 2009 – MHI Hospitality Corporation (Nasdaq: MDH) (“the Company”), a self-advised lodging real estate investment trust (REIT), today reported its consolidated results for the third quarter ended September 30, 2009.

HIGHLIGHTS:

•	Total revenue increased approximately $0.8 million or 4.6% over third quarter 2008 to approximately $18.0 million.

•	Total room revenue increased approximately $0.7 million or 6.0 % over third quarter 2008 to approximately $12.8 million.

•	Adjusted operating income increased approximately $0.6 million or 17.7% over third quarter 2008 to approximately $3.7 million.

•	Funds from Operations (“FFO”) increased approximately $0.1 million or 13.3% over third quarter 2008 to approximately $1.3 million or $0.12 per share for third quarter 2009.

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•	Total assets of approximately $217.9 million at September 30, 2009, versus approximately $203.2 million at September 30, 2008.

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “Our principal focus right now is the aggressive ramp-up of our repositioned portfolio. We are capturing market share with these efforts, as demonstrated by this quarter’s results. We are also working to strengthen our financial position. We recently completed the formation of an asset management group specializing in nonperforming hotel properties. We believe this aligned new business initiative will create a valuable fee income stream and position us favorably in terms of market knowledge and future opportunities.”

Sims continued, “Although market conditions remain challenging, the asset turnaround strategy that we have successfully implemented since 2005 is now delivering meaningful results that distinguish us from our peer group.”

Operating Results

The Company reported consolidated total revenue of approximately $18.0 million for the three-month period ended September 30, 2009, an increase of 4.6% over the three-month period ended September 30, 2008. The Company had adjusted operating income for the same period of approximately $3.7 million, an increase of approximately $0.6 million or 17.7% as compared to adjusted operating income of approximately $3.1 million for the third quarter of 2008. For the third quarter, the Company also reported a consolidated net loss of approximately $0.7 million, or $0.10 per share, as compared to a consolidated net loss of approximately $0.5 million, or $0.08 per share, for the comparable 2008 period. During the third quarter, FFO was approximately $1.3 million, or $0.12 per share, compared to approximately $1.1 million, or $0.11 per share, for the third quarter of 2008, an increase of 13.3%. During the quarter, the Company reported an unrealized gain on the value of its interest rate swap of approximately $0.3 million as compared to an unrealized gain on the value of its interest rate swap of approximately $0.1 million for the third quarter of 2008. The interest rate swap is required by the Company’s lenders on its revolving credit facility.

Adjusted operating income (and the related margin) and FFO are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. The Company defines adjusted operating income as net operating income excluding depreciation and amortization, corporate general and administrative expenses, lease revenue and related expenses as well as other fee income not related to the Company’s wholly-owned hotel properties. The Company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. Reconciliation of these non-GAAP financial measures are included in the accompanying financial tables.

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Portfolio Operating Performance

The following tables illustrate the key operating metrics for the three months ended September 30, 2009 and 2008 for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties) as well as the eight wholly-owned properties in the portfolio that were not under development and were under the Company’s control during the three months ended September 30, 2009 and the corresponding period in 2008 (“same-store” properties). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Tampa Westshore, which opened in March 2009. The tables also exclude performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated (All Hotels)	Quarter Ended September 30, 2009	Quarter Ended September 30, 2008	Variance
Occupancy %	63.5%	59.6%	6.6%
Average Daily Rate (“ADR”)	$103.63	$116.43	-11.0%
Revenue per Available Room (“RevPAR”)	$65.85	$69.41	-5.1%

Same-Store (8 Hotels)	Quarter Ended September 30, 2009	Quarter Ended September 30, 2008	Variance
Occupancy %	65.7%	59.6%	10.2%
ADR	$106.04	$116.43	-8.9%
RevPAR	$69.65	$69.41	0.4%

For the third quarter of 2009, adjusted operating income increased 17.7% over the third quarter of 2008 and same-store adjusted operating margins improved 471 basis points over the third quarter of 2008

The following tables illustrate the key operating metrics for the nine months ended September 30, 2009 and 2008 for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties) as well as the six wholly-owned properties in the portfolio that were not under development and were under the Company’s control during the nine months ended September 30, 2009 and the corresponding period in 2008 (“same-store” properties). Accordingly, the same-store data does not reflect the performance of the Sheraton Louisville Riverside, which opened in May 2008; the Crowne Plaza Hampton Marina, which the Company purchased in April 2008, or the Crowne Plaza Tampa Westshore, which opened in March 2009. The tables also exclude performance data for the Crowne Plaza Hollywood Beach Resort in which the Company has a 25.0% indirect interest.

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Consolidated (All Hotels)	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008	Variance
Occupancy %	61.7%	64.2%	-3.8%
ADR	$107.90	$120.13	-10.2%
RevPAR	$66.58	$77.09	-13.6%

Same-Store (6 Hotels)	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008	Variance
Occupancy %	66.2%	68.0%	-2.7%
ADR	$110.32	$120.25	-8.3%
RevPAR	$72.99	$81.80	-10.8%

For the nine-month period ended September 30, 2009, adjusted operating income increased 7.6% over the nine-month period ended September 30, 2008 and same-store adjusted operating margins improved 423 basis points over the comparable period in 2008.

Portfolio Update

As of September 30, 2009, total assets were approximately $217.9 million, including approximately $189.8 million of net investment in hotel properties plus approximately $9.8 million for the Company’s joint venture investment in the Crowne Plaza Hollywood Beach Resort.

•	The Company is executing a relaunch with the Holiday Inn franchise at its Raleigh, North Carolina property, which it expects to substantially complete by year-end 2009.
•

Ramp-up efforts including a variety of sales and marketing tactics are on track at almost half of the Company’s wholly-owned hotel properties, including the Crowne Plaza Tampa Westshore, the Sheraton Louisville Riverside, the Hilton Savannah DeSoto and the Company’s newest property, the Crowne Plaza Hampton Marina.

Balance Sheet/Liquidity

At September 30, 2009, the Company had approximately $5.3 million of available cash and cash equivalents, of which approximately $0.8 million is reserved for capital improvements and certain other expenses. The Company has approximately $78.7 million outstanding on its $80.0 million revolving line of credit, which had been deployed primarily to fund the acquisition and renovation of the Sheraton Louisville Riverside Hotel, the Company’s equity contribution to its joint venture with The Carlyle Group for the purchase of the Crowne Plaza Hollywood Beach Resort, as well as the acquisitions of the Tampa, Florida and Hampton, Virginia hotel properties.

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The Company has no debt maturing before May 2011. The loans coming due at that time are a combination of variable and fixed rate debt carrying favorable terms.

Dividend

As previously announced, the most recent amendment to the credit agreement entered into in May 2009 permits the Company to pay in any given fiscal year a dividend in an amount minimally necessary in order to preserve cash while maintaining the Company’s REIT status, provided that no dividend may be paid during the first three quarters of such fiscal year. The Company anticipates the amount of such a dividend will remain at 90% of taxable income. If certain liquidity thresholds and other conditions are met the Company may be able to declare and pay additional cash dividends in any fiscal year. Any future changes to the Company’s current dividend policy will need to be in compliance with restrictions on the payment of cash dividends as set forth in the referenced amendment to the credit agreement.

Asset Management Group

During the third quarter 2009, the Company formed a separate subsidiary, MHI Asset Recovery, LLC, to pursue asset management assignments from special servicers and other entities involved in distressed hotel loans and workouts. As asset manager, the Company will provide asset management services including, but not limited to, property management, receiver services, litigation and contract support, franchise selection, construction management, value optimization, and project management on a fee-for-service basis.

Outlook and Market Trends

In light of ongoing unpredictable macro-economic and hospitality market conditions and their potential impact on the Company’s markets and customer base, management has elected to suspend providing guidance regarding projected financial performance for the near term.

Earnings Call/Webcast

The Company will conduct its third quarter conference call for investors and other interested parties at 10:00 a.m. Eastern Time (ET) on Wednesday, October 28, 2009. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-860-2442. To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software.

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About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper-upscale full-service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the Company’s portfolio consists of investments in eleven hotel properties, nine of which are wholly-owned and comprise 2,110 rooms. All of the Company’s wholly-owned properties operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company also has a 25 percent interest in the Crowne Plaza Hollywood Beach Resort and a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the current economic downturn, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the current credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; management and performance of the Company’s hotels; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; and legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31, 2008
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$189,827,578	$154,295,611
Properties under development	—	33,101,773
Investment in joint venture	9,816,963	10,253,732
Cash and cash equivalents	4,497,311	1,719,147
Restricted cash	759,704	2,573,444
Accounts receivable	3,310,079	1,352,203
Accounts receivable-affiliate	80,122	53,795
Prepaid expenses, inventory and other assets	6,393,281	4,603,118
Notes receivable, net	100,000	100,000
Shell Island lease purchase, net	1,544,117	1,852,941
Deferred financing costs, net	1,529,706	1,312,670

TOTAL ASSETS	$217,858,861	$211,218,434

LIABILITIES
Line of credit	$78,737,858	$73,187,858
Mortgage loans	72,837,675	72,256,168
Loans payable	4,639,022	—
Accounts payable and accrued liabilities	8,990,136	11,451,976
Advance deposits	792,474	546,236

TOTAL LIABILITIES	165,997,165	157,442,238

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity
Preferred stock, par value $0.01; 1,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 6,964,263 shares and 6,939,613 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	69,643	69,396
Additional paid in capital	48,692,539	48,586,775
Distributions in excess of retained earnings	(13,655,850)	(12,341,122)

Total MHI Hospitality Corporation stockholders’ equity	35,106,332	36,315,049

Noncontrolling interest	16,755,364	17,461,147

TOTAL EQUITY	51,861,696	53,776,196

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$217,858,861	$211,218,434

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
REVENUE
Rooms department	$12,781,958	$12,055,723	$37,404,739	$36,680,246
Food and beverage department	4,124,670	4,040,957	13,187,953	13,319,651
Other operating departments	1,073,404	1,085,229	3,419,049	3,154,402

Total revenue	17,980,032	17,181,909	54,011,741	53,154,299

EXPENSES
Hotel operating expenses
Rooms department	3,765,650	3,473,123	10,498,088	10,219,413
Food and beverage department	2,957,662	3,220,355	8,990,305	9,962,929
Other operating departments	206,865	226,483	581,202	650,502
Indirect	7,290,182	7,001,655	21,677,157	20,895,881

Total hotel operating expenses	14,220,359	13,921,616	41,746,752	41,728,725

Depreciation and amortization	2,152,350	1,797,075	6,148,408	4,777,680
Corporate general and administrative	744,171	646,566	2,497,275	2,318,829

Total operating expenses	17,116,880	16,365,257	50,392,435	48,825,234

NET OPERATING INCOME	863,152	816,652	3,619,306	4,329,065

Other income (expense)
Interest expense	(2,546,971)	(1,933,052)	(7,131,677)	(4,810,231)
Interest income	9,861	22,318	37,689	57,141
Equity in earnings (loss) of joint venture	(157,942)	(333,188)	(169,966)	261,622
Loan impairment charge	—	(100,000)	—	(300,000)
Unrealized gain on hedging activities	316,914	116,016	854,171	86,743
Gain (Loss) on disposal of assets	(51,740)	2,010	(42,870)	(114,962)

Net loss before taxes	(1,566,726)	(1,409,244)	(2,833,347)	(490,622)
Income tax benefit	502,019	603,135	1,026,874	1,010,194

Net income (loss)	(1,064,707)	(806,109)	(1,806,473)	519,572
Adjust: Net (income) loss attributable to the noncontrolling interest	371,894	282,336	631,031	(181,933)

Net income (loss) attributable to the Company	$(692,813)	$(523,773)	$(1,175,442)	$337,639

Net income (loss) per share attributable to the Company
Basic	$(0.10)	$(0.08)	$(0.17)	$0.05
Diluted	$(0.10)	$(0.08)	$(0.17)	$0.05

Weighted average number of shares outstanding
Basic	6,964,263	6,939,613	6,962,170	6,936,435
Diluted	6,990,263	6,975,613	6,988,170	6,973,100

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 30, 2009	September 30, 2008
	(unaudited)	(audited)
Cash flows from operating activities:
Net income (loss) attributable to the Company	$(1,175,442)	$337,639
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,148,408	4,777,680
Equity in joint venture	169,966	(261,622)
Loss on disposal of assets	42,870	114,962
Loan impairment charge	—	300,000
Unrealized loss on hedging activities	(854,171)	(86,743)
Amortization of deferred financing costs	554,241	256,002
Charges related to equity-based compensation	106,010	237,196
Noncontrolling interest in operating partnership	(631,031)	181,933
Changes in assets and liabilities:
Restricted cash	234,179	(216,844)
Accounts receivable	(1,957,876)	47,573
Inventory, prepaid expenses and other assets	(1,849,110)	(2,399,976)
Accounts payable and other accrued liabilities	(1,607,668)	(1,009,373)
Advance deposits	246,237	279,138
Due from affiliates	(26,327)	(20,680)

Net cash provided by (used in) operating activities	(599,714)	2,536,885

Cash flows from investing activities:
Acquisition of hotel properties	—	(2,063,794)
Improvements and additions to hotel properties	(8,253,701)	(29,793,040)
Contributions to joint venture	—	(4,743,207)
Distributions from joint venture	266,803	27,362
Funding of restricted cash reserves	(887,733)	(1,262,108)
Proceeds of restricted cash reserves	2,467,295	765,402

Net cash used in investing activities	(6,407,336)	(37,069,385)

Cash flows from financing activities:
Dividends and distributions paid	(214,037)	(5,438,138)
Proceeds of mortgage refinancing	743,832	10,707,127
Net proceeds of credit facility	5,550,000	32,800,000
Payment of deferred financing costs	(771,278)	(508,019)
Proceeds of loans	4,750,000	—
Payment of mortgages and loans	(273,303)	(490,000)

Net cash provided by financing activities	9,785,214	37,070,970

Net increase in cash and cash equivalents	2,778,164	2,538,470
Cash and cash equivalents at the beginning of the period	1,719,147	3,988,700

Cash and cash equivalents at the end of the period	$4,497,311	$6,527,170

Supplemental disclosures:
Cash paid during the period for interest	$6,842,607	$5,487,558

Cash paid during the period for income taxes	$107,087	$158,240

Non-cash investing and financing activities:
Assumption of existing indebtedness on purchase of hotel properties	$—	$5,750,000

Refinance of mortgage notes	$—	$5,260,000

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Net income (loss)	$(692,813)	$(523,773)	$(1,175,442)	$337,639
Adjust noncontrolling interest	(371,894)	(282,336)	(631,031)	181,933
Add depreciation and amortization	2,152,350	1,797,075	6,148,408	4,777,680
Add equity in depreciation and amortization of joint venture	135,935	136,432	407,814	409,244
Adjust gain (loss) on disposal of assets	51,740	(2,010)	42,870	114,962

FFO	$1,275,318	$1,125,388	$4,792,619	$5,821,458

Weighted average shares outstanding	6,964,263	6,939,613	6,962,170	6,936,435
Weighted average units outstanding	3,737,607	3,737,607	3,737,607	3,737,607

Weighted average shares and units	10,701,870	10,677,220	10,699,777	10,674,042

FFO per share and unit	$0.12	$0.11	$0.45	$0.55

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET OPERATING INCOME TO ADJUSTED OPERATING INCOME

(unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Net operating income	$863,152	$816,652	$3,619,306	$4,329,065
Add corporate general and administrative	744,171	646,566	2,497,275	2,318,828
Add depreciation and amortization	2,152,350	1,797,075	6,148,408	4,777,680
Subtract net lease rental income	(95,750)	(117,966)	(318,250)	(353,897)
Subtract other fee income	(5,283)	(35,184)	(196,420)	(150,478)

Adjusted operating income	$3,658,640	$3,107,143	$11,750,319	$10,921,198

We provide adjusted operating income as supplemental information for investors. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses, depreciation and amortization, net lease income as well as other fee income not related to our wholly-owned hotel properties, the adjusted operating income we present should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments or our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We also believe that providing adjusted operating income provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotels REITS and hotel owners.